SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               View Systems, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   59-2928366
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                      (I.R.S. Employer Identification No.)

               9693 Gerwig Lane, Suite O, Columbia, Maryland 21046
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               (Address of Principal Executive Offices) (Zip Code)

               View Systems Consulting Agreements (726,000 shares) View Systems Employment Agreement (100,000 shares)
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                            (Full Title of the Plan)

               GUNTHER THAN, PRESIDENT and CHIEF EXECUTIVE OFFICER
                        925 West Kenyon Avenue, Suite 15
                            Englewood, Colorado 80110
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                     (Name and Address of Agent for Service)

                                  303/783-9153
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           Telephone Number, Including Area Code, of Agent For Service

                         Calculation of Registration Fee


                                       Proposed
                                        Maximum       Proposed
                         Amount to     Offering        Maximum       Amount of
 Title of Securities         Be        Price Per      Offering     Registration
 To Be Registered        Registered      Share          Price          Fee
 ----------------        ----------      -----          -----          ---
Common Stock,             826,000        $.375       $309,750.00     $81.77
Par Value, .001

1 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) based on the average of the high and low prices reported on the OTCBB on December 14, 2000, which was $.51.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

The information required for this Item is included in documents distributed to each Participant.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The information required for this Item is included in documents distributed to each Participant.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission (the "Commission") by View Systems, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are, as of their respective dates, hereby incorporated by reference in this Registration
Statement:

            (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

            (ii) Quarterly Reports on Form 10-QSB for the quarters ended March 30, 2000, June 30, 2000 and September 30, 2000.

            (iii) Current Report on Form 8-K dated and filed April 14, 2000 and February 28, 2000.

            (iv) Current Report on Form 8-K/A dated February 28, 2000 and filed April 12, 2000.

            (v) The Company's Definitive Information Statement for the Annual Meeting of Shareholders on June 30, 2000, filed on May 3, 1999.

            (vi) The description of the Company's Common Stock contained in its Registration Statement on Form SB-2 filed January 11, 2000 and amendments thereto filed for the purpose of updating such description.

            All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all of the Company's shares of Common Stock, par value $.001 per share (the "Shares"), offered hereby have been sold or that all Shares then remaining unsold have been deregistered shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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


ITEM 4.  DESCRIPTION OF SECURITIES.

Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Florida corporations are authorized to indemnify against liability any person who is a party to any legal proceeding because such person is a director or officer of the corporation. The officer or director must act in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, have no reasonable cause to believe the conduct was unlawful. Florida law does not allow indemnification for an act or omission that involves intentional misconduct or a knowing violation of a law. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. Indemnification is required if a director or officer has been successful on the merits.

The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers and directors. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director.

The Company's articles of incorporation provide for the indemnification of directors and executive officers to the maximum extent permitted by Florida law. The articles also authorize the board of directors to advance expenses incurred in connection with the defense of any legal proceeding.

As indemnification for liabilities arising under the Securities Act may be permitted the Company's directors, or officers or persons controlling the Company, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibits.
Copies of the following documents are included as exhibits to this registration statement pursuant to Item 601 of regulation S-K.

SEC
Exhibit   Reference
No.       No.           Description                   Location

3.01      3             Articles of Incorporation     Incorporated by Reference*

3.02      3             Bylaws                        Incorporated by Reference*

4.01      4             Specimen certificate          Incorporated by Reference*
                        for Common Stock

5.01      5 & 23        Letter opinion, including     This Filing
                        consent of Gordon,
                        Feinblatt,  Rothman,
                        Hoffberger & Hollander,
                        LLC,  regarding  legality
                        of Common Stock to
                        be issued pursuant to
                        warrants granted under
                        the consultant agreements.

23.01     23            Consent of Stegman & Co.      This Filing
                        independent certified
                        public accountants

ITEM 9.  UNDERTAKINGS.

(a) The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act OF 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on this 14th day of December 2000.


                                       VIEW SYSTEMS, INC.


                                       By:  /s/ GUNTHER THAN
                                            --------------------------------
                                            Gunther Than, President and
                                              Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gunther Than and Martin Maassen, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of the date indicated below.


SIGNATURE                         DATE

/S/ GUNTHER THAN                  December 14, 2000
------------------------
Gunther Than, President and
  Chief Executive Officer

/S/ MARTIN MAASSEN                December 14, 2000
------------------------
Martin Maassen,
Chairman of the Board

/S/ MICHAEL BAGNOLI               December 14, 2000
------------------------
Michael Bagnoli, Director

/S/ DAVID BARBARA                 December 14, 2000
-------------------------
David Barbara, Director

/S/ LINDA THAN                    December 14, 2000
--------------------------
Linda Than, Comptroller and
  Chief Financial Officer


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